SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 2, 2000



                             Tower Automotive, Inc.
                          (Exact name of registrant as
                            specified in its charter)

         Delaware                  1-12733                  41-1746238
      (State or other           (Commission               (IRS Employer
      jurisdiction of           File Number)            Identification No.)
      incorporation)

              4508 IDS Center
           Minneapolis, Minnesota                           55402
           (Address of principal                          (Zip Code)
             executive offices)

                         Registrant's telephone number,
                       including area code: (612) 342-2310




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Item 5   OTHER EVENTS

On October 2, 2000, Tower Automotive, Inc., issued the press release attached as
Exhibit 99.1 to this Form 8-K.

As described in Exhibit 99.1, Tower Automotive, Inc. has announced that it will sell its Roanoke, Virginia heavy truck rail manufacturing plant to its 40% owned affiliate, Metalsa S. de R. L., a company located in Monterrey, Mexico, for $55 million in cash plus an earnout of up to $30 million based upon achieving certain profit levels over the next three years.

The Company also announced the following actions:

      - Discontinuation of the Heavy Truck rail manufacturing operation in Milwaukee, Wisconsin.

      -   Discontinuation  of  operations  in  Kalamazoo,   Michigan,  with  the
          transfer of substantially all of the product manufacturing conducted in that facility to other Tower Automotive locations.

      - Reduction and consolidation of support activities to achieve an appropriate level relative to remaining operations and future business requirements.

These actions will result in a pre-tax restructuring charge in the range of $140 million. This charge will require cash payments in the range of $35 million over the next twelve months combined with the write-off of assets having a book value in the range of $105 million.

The sale of Roanoke and the discontinuation of Milwaukee heavy truck rail manufacturing was the result of a decision to exit the heavy truck rail manufacturing business within Tower Automotive. The primary reasons for the decision were to focus the Company's attention on its light truck and passenger car business and to avoid the capital intensity of a non-strategic business.

If the assumptions were made that the sale of the Roanoke facility and the exit of the Milwaukee heavy truck operation took place on January 1, 2000, the results would have been lower sales of approximately $60 million and lower operating income of $9 million for the six months ended June 30, 2000. Additionally, after-tax equity earnings in joint ventures for the same six-month period would have increased between $2.5 million and $4.5 million, which reflects the Company's 40% ownership in Metalsa. The primary reason for the enhanced profitability, if this business were conducted in Mexico, is the substantially lower labor costs in a product that requires significant labor application.

Due to the uncertainties in the heavy truck market, including continued declines in volume, the results described above may not be indicative of future results.


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The decision to exit  Kalamazoo  reflects the Company's  decision to rationalize its over-capacity in stamping operations. Substantially all of the sales and manufacturing activities will be retained by transferring the work to other Tower Automotive units. The closure of Kalamazoo will result in a reduction in force of 375 colleagues. Approximately 150 colleagues will be added at the other Tower Automotive units to manufacture the transferred product. Additionally, fixed overhead expenses relating to occupancy and related costs will not have to be incurred at the receiving Tower Automotive units. Sales at Kalamazoo for the six months ended June 30, 2000 were $38 million.

To maintain the appropriate balance of support activities relative to business operations conducted by the Company, it will be necessary to rationalize these activities across the enterprise. This action results in a reduction of 76 colleagues and associated costs for benefits, travel and administration as well as infrastructure and related costs to support these activities.

Based upon the historical financial results of the discontinued and transferred operations, as well as certain assumptions relating to the future performance of the transferred business, the costs of implementing the restructuring, and other factors over which the Company has no control, the Company could realize annual savings of between 15 and 25 cents per share from this restructuring.

In addition to the proceeds of $55 million realized on the sale of Roanoke, the Company expects working capital savings of approximately $20 million relating to the exiting businesses. The Company expects to also realize approximately $10 million in cash tax savings as a result of the above actions. These cash proceeds will be more than sufficient to satisfy the payments required by the restructuring.


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Item 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)      Exhibits

         99.1    Press Release dated October 2, 2000.







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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 2, 2000             TOWER AUTOMOTIVE, INC.



                                    By:  /s/ Anthony A. Barone
                                         Anthony A. Barone, Vice President
                                         and Chief Financial Officer






::ODMA\PCDOCS\GRR\486474\1

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
                                  EXHIBIT INDEX

Exhibit Number         Document

    99.1               Press Release dated October 2, 2000.







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
                                                                    EXHIBIT 99.1


DATE:  October 2, 2000

FROM:
Tower Automotive, Inc.
5211 Cascade Road
Grand Rapids, Michigan 49546

CONTACT:  Financial Community: Anthony A. Barone 616-802-1608
          Media Inquiries: John Mackay 616-802-1608

FOR IMMEDIATE RELEASE

  TOWER AUTOMOTIVE TO SELL ROANOKE, VA., HEAVY TRUCK RAIL
  BUSINESS; TAKE CHARGE RELATED TO REALIGNMENT OF BUSINESS
  Action Strengthens Technology Focus in Automotive and Light Truck Structural
                         Systems and Modules

Includes:
- Selling Roanoke, Va., heavy truck rail business to Metalsa S. de R.L. for more than $55 million
-  Phasing out heavy truck rail manufacturing in Milwaukee, Wisc.
-  Reducing capital assets in stamping capacity
- Resulting in fourth-quarter pre-tax charge in the range of $140 million Company indicates third-quarter EPS to be in the range of 20 to 25 cents

     Grand Rapids, Mich., Oct. 2, 2000-- Tower Automotive, Inc. (NYSE: TWR), announced today that it has signed a definitive agreement to sell its Roanoke, Va., heavy truck rail manufacturing business to its joint venture partner, Metalsa S. de R.L. The sale is for $55 million in cash plus an earnout to Tower Automotive of up to $30 million based upon Metalsa heavy truck achieving certain profit levels over the next three years. Tower Automotive has a 40 percent ownership position in Metalsa S. de R.L., a privately owned company headquartered in Monterrey, Mexico. The transaction is expected to be completed by the end of December 2000.
     In addition, Tower Automotive announced it will phase out its heavy truck rail manufacturing and related activities in Milwaukee by March 2001.
     The company also announced that it is reducing its stamping capacity and consolidating related support activities. This will include discontinuing operations at its Kalamazoo, Mich., stamping facility.

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
     "The decision to exit the heavy truck rail business reflects our intent to focus our investments and efforts on growing our light vehicle structures and modules business around the world," said Dugald Campbell, president and CEO of Tower Automotive.
     "The consolidation of stamping production reflects our efforts to more effectively utilize our capacity," said Campbell. "Although these actions will strengthen the enterprise for our stakeholders going forward, including our colleagues, it is nonetheless a difficult decision because some colleagues will be affected by the phase-out of certain operations. We will provide support and assistance to help affected colleagues find other employment opportunities."
     The effect on employment levels of the company will be fewer than 800 colleagues.
     The company announced that it is taking an estimated $140 million pre-tax restructuring charge in the fourth quarter related to this realignment of its business activities.
     The company also warned that third-quarter earnings would be below expectations and indicated an estimated range most likely would be 20 to 25 cents per share. This shortfall was attributed to much more severe impact on operations and earnings caused by Ranger/Explorer tire issues, continued heavy truck product sales decline, new product launches, and schedule disruptions created by irregular releases from its customers.
     Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for original equipment manufacturers of automobiles and light trucks including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include exterior panels, body structural assemblies, suspension components, engine cradles, full frame assemblies and modules. Additional company information is available at www.towerautomotive.com.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates; a change in the terms, timing or an inability to complete the sale of business to Metalsa; unanticipated costs associated with the discontinuation of operations at

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Kalamazoo and phasing out of heavy truck rail operations in Milwaukee; and other risks detailed from time to time in the company's Securities and Exchange Commission filings.
                                     # # #





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